Exhibit 21

ARRIS Group Inc. & Subsidiaries

(as of March 3, 2014)

ARRIS Group Inc., (Delaware), stock is publicly traded
ARRIS Enterprises, Inc. (Delaware)
ARRIS Solutions, Inc., (Delaware)
C-COR Solutions Pvt. Ltd. (India) — dormant
Worldbridge Broadband Services S. de R.L. e C.V. (Mexico) — dormant
ARRIS Group de Mexico S.A. de C.V. (Mexico)
ARRIS Group Europe Holding B.V. (Netherlands)
ARRIS Group B.V. (Netherlands)
France Branch
U.K. Branch
ARRIS International Iberica S.L. (Spain)
Portugal Branch
C-COR Argentina S.R.L. (Argentina)
BigBand Networks, Inc. (Delaware)
BigBand Networks (Shenzhen) Co., Ltd. (China)
ARRIS Broadband Solutions, Ltd. (Israel)
Texscan Corporation, (Nevada) — dormant
ANTEC International Corporation (Barbados) — dormant
ARRIS Holding Corp. of Illinois (Illinois)
Power Guard, Inc., (Illinois) — dormant
ARRIS Global Services, Inc., (Delaware)
Korea Branch
ARRIS do Brasil LTDA (Brasil)
ARRIS Group Japan K.K. (Japan)
ARRIS Group Telecommunicaciones Compania Limited (Chile)
ARRIS Communications Ireland Limited (Ireland)
ARRIS Technology (Shenzhen) Co., Ltd. (China)
Beijing Branch
Shanghai Branch
General Instrument Corporation (Delaware)
Next Level Systems (Puerto Rico), Inc.
Jerrold DC Radio, Inc.
General Instrument Wireline Networks, Inc. (Delaware)
General Instrument Australia Pty. Ltd. (Australia)
GI de Argentina S.A.
General Instrument Do Brazil Comercializacao de Materiais Eletricos e Eletronicos Ltda. (Brazil)
General Instrument France S.A.S. (France)
General Instrument Hong Kong Limited (Hong Kong)
General Instrument Chile Ltda. (Chile)
GI de Colombia S.A.S. (Colombia)
General Instrument Japan K.K. (Japan)
General Instrument Korea, Inc. (Korea)
Instrumentos Generales de Mexico S.A. de C.V. (Mexico)
GI de Peru SRL (Peru)
General Instrument Poland Sp.z.o.o. (Poland)
Singapore General Instrument Pte. Ltd. (Singapore)

General Instrument Espana S.L. (Spain)
General Instrument Israel Ltd. (Israel)
Terayon Hong Kong Ltd. (Hong Kong)
Malaysian branch of General Instrument Corporation
General Instrument Malaysia SDN BHD (Malaysia)
Terayon Cayman Ltd.
General Instrument Corporation India Private Limited (India)
ARRIS Holdings Sarl (Luxembourg)
ARRIS Financing Sarl (Luxembourg)
U.S. Branch
ARRIS Scotland L.P. (U.K.)
General Instrument U.K., Ltd. (U.K.)
U.A.E. Branch
General Instrument Sweden A.B. (Sweden)
General Instrument Hangzhou Holding Ltd. (Hong Kong)
Hangzhou General Instrument Technologies Ltd. (China))
Beijing Branch
Shanghai Branch
General Instrument of Taiwan, Ltd. (Taiwan)
ARRIS Canada, Inc. (Canada)
General Instrument Germany GmbH (Germany)
GIC International Capital LLC (Delaware)
GIC International Holdco LLC (Delaware)
General Instrument New Zealand Ltd. (New Zealand)
General Instrument Belgium BVBA (Belgium)
GInstrument S.A. (Ecuador)
General Instrument de Guatemala S.A. (Guatemala)
General Instrument Czech Republic S.R.O. (Czech Republic)
General Instrument Portugal Unipessoal Ltd. (Portugal)
General Instrument Switzerland GmbH (Switzerland)
General Instrument Ve Telekomunikasyon Cihazlari Ltd. (Turkey)
General Instrument Vietnam LLC (Vietnam)
General Instrument LLC (Russia)
Moscow Branch